                 Amended and Restated Certificate of Designation

                                MERCURY HW FUNDS


         The undersigned, being the Assistant Secretary of Mercury HW Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article FOURTH, paragraph 1(c) and Article FOURTH, paragraph 3 of the Amended and Restated Declaration of Trust filed with the Secretary of the Commonwealth of Massachusetts on October 29, 1996, as amended to date (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on July 31, 2001, the Amended and Restated Certificate of Designation dated December 1, 2000 and filed with the Secretary of the Commonwealth of Massachusetts on December 8, 2000 is hereby further amended and restated in its entirety (including to reflect the Certificate of Termination filed with the Secretary of the Commonwealth on May 2, 2001) as follows:

         The shares of beneficial interest of the Trust ("Shares") are divided into eight separate series, each series to have the following special and relative rights:

         (1)      The series shall be designated as follows:

                  Mercury HW International Value Fund
                  Mercury HW Large Cap Value Fund
                  Mercury HW Mid-Cap Value Fund
                  Mercury HW Small Cap Value Fund
                  Mercury HW Equity Fund for Insurance Companies
                  Mercury Total Return Bond Fund
                  Mercury Low Duration Fund
                  Mercury Short-Term Investment Fund

         (2) Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933.

         (3) The Shares of the Mercury HW International Value Fund, Mercury HW Mid-Cap Value Fund, Mercury Total Return Bond Fund and Mercury Low Duration Fund shall be classified into four classes (each, a "Class"), designated Class I Shares, Class A Shares, Class B Shares and Class C Shares, of which an unlimited number may be issued. The Shares of the Mercury HW Small Cap Value Fund and Mercury HW Large Cap Value Fund shall be classified into two Classes, designated Class I and Class A Shares, of which an unlimited number may be issued. The Shares of Mercury Short-Term Investment Fund shall be classified into one Class, designated Class I Shares, of which an unlimited number may be issued. Investor Class Shares of these series outstanding on October 6, 2000 have been redesignated Class I Shares. Distributor Class Shares outstanding on October 6, 2000 have been redesignated Class A Shares. The Shares of the Mercury HW Equity Fund for Insurance Companies shall continue to consist of a single Class, designated as Investor Class Shares, of which an unlimited number may be issued.

         (4) The holders of Shares of the several Classes of each series having multiple Classes shall be considered shareholders of such series, and shall have the relative rights and preferences set forth herein and in the Declaration of Trust with respect to Shares of such series, and shall also be considered shareholders of the Trust for all other purposes (including, without limitation, for purposes of receiving reports and notices and the right to vote) and, for matters reserved to the shareholders of one or more other Classes or series by the Declaration of Trust or by any instrument establishing and designating a particular Class or series, or as required by the Investment Company Act of 1940 and/or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, as from time to time in effect, the "1940 Act") or other applicable laws.

         (5) The Shares of the several classes of each series having multiple Classes shall have identical dividend, liquidation and other rights and the same terms and conditions, except that the expenses related directly or indirectly to the distribution of the Shares of a Class paid under a plan of distribution under Rule 12b-1 under the 1940 Act (a "Plan"), and any account maintenance fees to which such Class is subject (as determined by the Trustees), shall be borne solely by such Class, and such expenses shall be appropriately reflected in the determination of net asset value and the dividend, distribution and liquidation rights of such Class.

         (6)      (a)      Class I Shares of each applicable series shall be
subject to a front-end sales charge in such amounts as shall be determined from time to time, but no asset-based sales charge or account maintenance fee.

                  (b) Class A Shares of each series having Class A Shares shall be subject to (i) a front-end sales charge or, for shareholders for which the front-end sales charge is waived, a contingent deferred sales charge and
(ii) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time.

                  (c) Class B Shares of each series having Class B Shares shall be subject to (i) a contingent deferred sales charge and (ii) (A) an asset-based sales charge pursuant to a Plan, and (B) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time. Class B Shares shall automatically convert to Class A Shares in accordance with such requirements and procedures as the Trustees establish.

                  (d) Class C Shares of each series having Class C Shares shall be subject to (i) a contingent deferred sales charge and (ii) (A) an asset-based sales charge pursuant to a Plan, and (B) an account maintenance fee for the maintenance of shareholder accounts and personal services, in such amounts as shall be determined from time to time.

                  (e) Investor Class Shares of the Mercury HW Equity Fund for Insurance Companies shall not be subject to a front-end or contingent deferred sales charge or an asset-based sales charge pursuant to a Plan or an account maintenance fee.

         (7) As provided in paragraph 6(i) of Article FOURTH of the Declaration, and subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any series shall have the right to convert said Shares into Shares of one or more other series of registered investment companies specified for the purpose in this Trust's Prospectus for the Shares accorded such right, that holders of any Class of Shares of a series shall have the right to convert such Shares into Shares of one or more other Classes of such series, and that Shares of any Class of a series shall be automatically converted into Shares of another Class of such series, in each case in accordance with such requirements and procedures as the Trustees may from time to time establish. The requirements and procedures applicable to such mandatory or optional conversion of any such Shares shall be set forth in the Prospectus in effect with respect to such Shares.

         (8) Shareholders of each series and Class shall vote as a separate series or Class, as the case may be, on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series or Class as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, or any successor rule and by the Declaration of Trust. Except as otherwise required by the 1940 Act, the shareholders of each Class of any series having more than one Class of Shares, voting as a separate class, shall have sole and exclusive voting rights with respect to the provisions of any Plan applicable to Shares of such Class.

         (9) The assets and liabilities of the Trust shall be allocated among the above-referenced series as set forth in paragraph 6 of Article FOURTH of the Declaration of Trust, except that the liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated among the series (a) on the basis of their relative average daily net assets, (b) as incurred on a specific identification basis or (c) evenly among the series, depending on the nature of the expenditure.

         (10) The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate expenses or to change the designation of any series or Class now or hereafter created, or otherwise to change the special and relative rights of any such series or Class provided that such change shall not adversely affect the rights of holders of outstanding Shares of any series or Class.

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 7th day of September, 2001.


                                       /s/ Anna Marie Lopez
                                      ---------------------------------------
                                      Anna Marie Lopez, Assistant Secretary

                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA       )
                          )  SS                                September 7, 2001
COUNTY OF LOS ANGELES     )


         Then personally appeared before me the above named Anna Marie Lopez, Assistant Secretary, and acknowledged the foregoing instrument to be her free act and deed.



                                                 /s/ Katie Lim
                                                --------------------------------
                                                          Notary Public


                                     [SEAL]                 Katie Lim
                                                          Comm.#1257860
                                                    NOTARY PUBLIC-CALIFORNIA
                                                       Los Angeles County
                                                 My Comm. Expires March 31, 2004